Exhibit B

     The name, position, present principal occupation, citizenship and business address of each managing director and executive officer of Siemens Venture Capital GmbH are set forth below.

Position with Siemens Venture Capital
Name and Citizenship	GmbH and Principal Occupation	Business Address
Dr. Ralf Schnell Federal Republic of Germany	Managing Director and CEO, Siemens Venture Capital GmbH	Siemens Venture Capital GmbH Wittelsbacherplatz 2 D-80333 Munich Germany

Thomas Kolbinger Federal Republic of Germany	Managing Director and CFO, Siemens Venture Capital GmbH	Siemens Venture Capital GmbH Wittelsbacherplatz 2 D-80333 Munich Germany

The name, position and citizenship of each director and executive officer of Siemens Aktiengesellschaft are set forth below.

SIEMENS AKTIENGESELLSCHAFT MANAGING BOARD

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address
Dr. Klaus Kleinfeld* Federal Republic of Germany	President and CEO	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Johannes Feldmayer* Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Thomas Ganswindt* Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Joe Kaeser* Federal Republic of Germany	Executive Vice-President and CFO	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Prof. Dr. Edward G. Krubasik* Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Rudi Lamprecht* Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Eduardo Montes Spain	Senior Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Jürgen Radomski* Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Prof. Dr. Erich R. Reinhardt Federal Republic of Germany	Senior Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address
Dr. Hermann Requardt Federal Republic of Germany	Senior Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Uriel J. Sharef* Federal Republic of Germany	Executive Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Prof. Dr. Claus Weyrich Federal Republic of Germany	Senior Vice-President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Prof. Dr. Klaus Wucherer* Federal Republic of Germany	Executive Vice President	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

*	Member of the Corporate Executive Committee of the Managing Board.

SIEMENS AKTIENGESELLSCHAFT SUPERVISORY BOARD

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address
Prof. Dr. Heinrich v. Pierer Federal Republic of Germany	Chairman of the Supervisory Board, Siemens AG	Siemens AG Wittelsbacherplatz 2 D-80333 Munich Germany

Ralf Heckmann Federal Republic of Germany	First Deputy Chairman of the Supervisory Board, Siemens AG Chairman of the Central Works Council Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Josef Ackerman Switzerland	Second Deputy Chairman of the Supervisory Board, Siemens AG Chairman of the Management Board, Deutsche Bank AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Lothar Adler Federal Republic of Germany	Deputy Chairman of the Central Works Council, Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Gerhard Bieletzki Federal Republic of Germany	Chairman of the Works Council, Siemens AG, Dortmund facility	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

John David Coombe United Kingdom	Chartered Accountant (FCA)	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address
Hildegard Cornudet Federal Republic of Germany	Chairperson of the Central Works Council, Siemens Business Services GmbH & Co. OHG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Gerhard Cromme Federal Republic of Germany	Chairman of the Supervisory Board, ThyssenKrupp AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Birgit Grube Federal Republic of Germany	Office clerk, Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Heinz Hawreliuk Federal Republic of Germany	Head of the Company Codetermination Department, IG Metall	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Berthold Huber Federal Republic of Germany	Deputy Chairman, IG Metall	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Prof. Dr. Walter Kröll Federal Republic of Germany	Consultant	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Wolfgang Müller Federal Republic of Germany	Head of Siemens team, IG Metall	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Position with Siemens AG and
Name and Citizenship	Principal Occupation	Business Address
Georg Nassauer Federal Republic of Germany	Chairman of the Combined Works Council, Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Thomas Rackow Federal Republic of Germany	Industrial manager, Siemens AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Albrecht Schmidt Federal Republic of Germany	Managing Bank Director (ret.)	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Dr. Henning Schulte-Noelle Federal Republic of Germany	Chairman of the Supervisory Board, Allianz AG	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Peter von Siemens Federal Republic of Germany	Industrial manager	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Jerry I. Speyer USA	President, TishmanSpeyer Properties	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany

Lord Iain Vallance of Tummel United Kingdom	Chairman, Nations Healthcare Ltd.	Siemens AG c/o Chairman of the Supervisory Board Wittelsbacherplatz 2 D-80333 Munich Germany